Exhibit 10.4

AMENDMENT TO CONSULTING AGREEMENT

This Amendment is made to the Consulting Agreement (the "Agreement") made as of September 20, 2010 by and between Jian Di ("Consultant") and Mega World Holding Company, a Nevada company ("Company").

Paragraph 3 is revised in its entirety as follows:

3.  SERVICES

During the term of this Agreement, Consultant shall provide the following advisory services:

•	Render advice concerning short-range and long-range strategic planning to develop and enhance the Company's products and services; and

•
Render advice concerning methods to create greater exposure to the Company and its products and services including becoming a company whose securities are traded on the appropriate U.S. securities market and to act as intermediary with U.S. service providers in such process.

Consultant has no authority to make and shall not make or undertake any policy making function on behalf of the Company.

Consultant has no authority to make and shall not make or undertake any policy making function on behalf of the Company.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as January 12, 2011.

/s/ Jian Di

Mega World Food Holding Company, a Nevada corporation

By:  /s/ Xiaozhong Wu, Chairman of Board

  Xiaozhong Wu, Chairman of Board